Exhibit 99.2

CSX
How tomorrow moves

CSX QUARTERLY FINANCIAL REPORT
FIRST QUARTER 2010

CSX Announces 22% Increase in First Quarter
Earnings Per Share from Continuing Operations

Year-Over-Year Highlights:

•	Record performance in employee safety
•	Revenue increases 11% to nearly $2.5 billion
•	Operating income increases 21% to $634 million
•	Operating ratio improves 230 basis points to 74.5%

Jacksonville, Fla. – April 13, 2010 – CSX Corporation (NYSE: CSX) today announced first quarter earnings per share from continuing operations of $306 million, or 78 cents per share, versus $254 million, or 64 cents per share, in the same period last year.  This represents a 22 percent year-over-year improvement in earnings per share from continuing operations.

“CSX drove strong efficiencies in its operations and produced outstanding results as the economy continued to recover,” said Michael J. Ward, chairman, president and chief executive officer.  “We are particularly proud of our excellent safety performance in the quarter, as our employees achieved record results in one of America’s safest industries.”

Revenue in the first quarter increased 11 percent from the prior year, to nearly $2.5 billion, with gains across most of the company’s markets.  The combination of higher revenues and productivity also resulted in a record first quarter operating ratio of 74.5 percent and record first quarter operating income of $634 million.

“Our focus on safety, service and productivity has positioned CSX to produce strong results as the recovery continues,” Ward said.  “These results will enable the company to continue investing in its business to support the nation’s growing demand for freight transportation, while driving shareholder value.”

CSX has invested approximately $5 billion in its network over the past three years, and is investing another $1.7 billion in 2010.

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900
	read in conjunction with the	Jacksonville, FL	INVESTOR RELATIONS
Consolidated Financial Statements......................................p. 3	Company’s most recent	32202	David Baggs
Operating Income Detail........................................................p. 6	Annual Report on Form 10-K,	http://www.csx.com	(904) 359-4812
Rail Operating Statistics.........................................................p. 10	Quarterly Reports on Form		MEDIA
Network Map...........................................................................p. 11	10-Q, and any Current		Lauren Rueger
	Reports on Form 8-K.		(877) 835-5279

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company’s website at http://investors.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on April 14, 2010 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

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Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, volumes, rates, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting full year 2010 economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

CSX Corporation
CONSOLIDATED INCOME STATEMENTS
(Dollars in Millions, Except Per Share Amounts)

	(Unaudited)
	Quarters Ended
	Mar. 26,	Mar. 27,
	2010	2009	$ Change	% Change
Revenue	$2,491	$2,247	$244	11%
Expense
Labor and Fringe	729	662	(67)	(10)
Materials, Supplies and Other	453	477	24	5
Fuel	283	191	(92)	(48)
Depreciation	229	224	(5)	(2)
Equipment and Other Rents	100	113	13	12
Inland Transportation	63	58	(5)	(9)
Total Expense	1,857	1,725	(132)	(8)

Operating Income	634	522	112	21

Interest Expense	(142)	(141)	(1)	(1)
Other Income - Net	11	3	8	267
Earnings From Continuing Operations
Before Income Taxes	503	384	119	31

Income Tax Expense (a)	(197)	(130)	(67)	(52)
Earnings from Continuing Operations	306	254	52	20

Discontinued Operations	-	(8)	8	100
Net Earnings	$306	$246	$60	24%

Per Common Share
Net Earnings Per Share, Assuming Dilution
Continuing Operations	$0.78	$0.64	$0.14	22%
Discontinued Operations	-	(0.02)	0.02	100
Net Earnings	$0.78	$0.62	$0.16	26%

Average Shares Outstanding,
Assuming Dilution (Thousands)	394,323	394,101

Cash Dividends Paid Per Common Share	$0.24	$0.22

(a)
During the first quarter of 2010, the Patient Protection and Affordable Care Act was enacted and signed. This Act included a provision eliminating the tax deductibility of retiree health care costs to the extent of federal subsidies received by plan sponsors that provide retiree prescription drug benefits equivalent to Medicare Part D coverage.  As a result of this legislation and the Health Care and Education Reconciliation Act of 2010, the Company recorded tax expense of $7 million.

CSX Corporation
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
	(Unaudited)
	Mar. 26,	Dec. 25,
	2010	2009
ASSETS

Current Assets
Cash and Cash Equivalents	$993	$1,029
Short-term Investments	57	61
Accounts Receivable - Net	971	995
Materials and Supplies	218	203
Deferred Income Taxes	184	158
Other Current Assets	78	124
Total Current Assets	2,501	2,570

Properties	31,276	31,081
Accumulated Depreciation	(7,986)	(7,868)
Properties - Net	23,290	23,213

Investment in Conrail	654	650
Affiliates and Other Companies	442	438
Other Long-term Assets	306	165
Total Assets	$27,193	$27,036

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$931	$967
Labor and Fringe Benefits Payable	376	383
Casualty, Environmental and Other Reserves	185	190
Current Maturities of Long-term Debt	617	113
Income and Other Taxes Payable	162	112
Other Current Liabilities	117	100
Total Current Liabilities	2,388	1,865

Casualty, Environmental and Other Reserves	553	547
Long-term Debt	7,372	7,895
Deferred Income Taxes	6,668	6,585
Other Long-term Liabilities	1,327	1,284
Total Liabilities	18,308	18,176

Common Stock, $1 Par Value	389	393
Other Capital	-	80
Retained Earnings	9,279	9,182
Accumulated Other Comprehensive Loss	(798)	(809)
Noncontrolling Interest	15	14
Total Shareholders' Equity	8,885	8,860
Total Liabilities and Shareholders' Equity	$27,193	$27,036

CSX Corporation
CONSOLIDATED CASH FLOW STATEMENTS
(Dollars in Millions)

	(Unaudited)
	Quarters Ended
	Mar. 26,	Mar. 27,
	2010	2009
OPERATING ACTIVITIES
Net Earnings	$306	$246
Adjustments to Reconcile Net Earnings to Net Cash Provided
by Operating Activities:
Depreciation	229	224
Deferred Income Taxes	47	79
Other Operating Activities	64	(65)
Changes in Operating Assets and Liabilities:
Accounts Receivable	24	132
Other Current Assets	(35)	(76)
Accounts Payable	(26)	(36)
Income and Other Taxes Payable	125	31
Other Current Liabilities	12	(86)
Net Cash Provided by Operating Activities	746	449

INVESTING ACTIVITIES
Property Additions (a)	(331)	(309)
Other Investing Activities	18	37
Net Cash Used in Investing Activities	(313)	(272)

FINANCING ACTIVITIES
Long-term Debt Issued	-	500
Long-term Debt Repaid	(17)	(26)
Dividends Paid	(93)	(86)
Stock Options Exercised	6	2
Shares Repurchased	(229)	-
Other Financing Activities (a)(b)	(137)	(180)
Net Cash Provided by Financing Activities	(470)	210

Net Increase in Cash and Cash Equivalents	(37)	387

CASH AND CASH EQUIVALENTS
Cash and Cash Equivalents at Beginning of Period	1,029	669
Cash and Cash Equivalents at End of Period	$992	$1,056

(a)
In addition to property additions shown above in investing activities, capital expenditures for 2009 included purchases of new assets using seller financing of approximately $160 million, for which payments are included in other financing activities on the consolidated cash flow statements.  There were no purchases of new assets under seller financing agreements during first quarter 2010.

(b)	In first quarter 2010, other financing activities included $141 million paid as cash consideration to exchange higher interest rate debt for lower interest rate debt.

CSX Corporation
RESULTS OF OPERATIONS (Unaudited)
(Dollars in Millions)

Quarters Ended March 26, 2010 and March 27, 2009

					CSX
	Rail (a)		Intermodal		Consolidated
	2010	2009	2010	2009	2010	2009	$ Change	% Change
Revenue	$2,168	$1,977	$323	$270	$2,491	$2,247	$244	11%
Expense
Labor and Fringe	710	644	19	18	729	662	(67)	(10)
Materials, Supplies and Other	403	432	50	45	453	477	24	5
Fuel	282	190	1	1	283	191	(92)	(48)
Depreciation	223	218	6	6	229	224	(5)	(2)
Equipment and Other Rents	71	88	29	25	100	113	13	12
Inland Transportation	(116)	(93)	179	151	63	58	(5)	(9)
Total Expense	1,573	1,479	284	246	1,857	1,725	(132)	(8)
Operating Income	$595	$498	$39	$24	$634	$522	$112	21%

Operating Ratio	72.6%	74.8%	87.9%	91.1%	74.5%	76.8%

(a)
 In addition to CSX Transportation, Inc., the Rail segment includes non-railroad subsidiaries such as Total Distribution Services, Inc., Transflo Terminal Services, Inc., CSX Technology, Inc. and other subsidiaries.

CSX Corporation
VOLUME AND REVENUE (Unaudited)
Volume (Thousands of Units); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

Quarters Ended March 26, 2010 and March 27, 2009

	Volume			Revenue			Revenue Per Unit
	2010	2009	% Change	2010	2009	% Change	2010	2009	% Change
Chemicals	112	105	7%	$351	$308	14%	$3,134	$2,933	7%
Emerging Markets	85	91	(7)	130	134	(3)	1,529	1,473	4
Forest Products	63	65	(3)	140	140	-	2,222	2,154	3
Agricultural Products	114	109	5	267	249	7	2,342	2,284	3
Metals	61	48	27	128	97	32	2,098	2,021	4
Phosphates and Fertilizers	79	60	32	123	87	41	1,557	1,450	7
Food and Consumer	25	25	-	59	60	(2)	2,360	2,400	(2)
Total Merchandise	539	503	7	1,198	1,075	11	2,223	2,137	4

Coal	354	415	(15)	701	713	(2)	1,980	1,718	15
Coke and Iron Ore	19	16	19	35	31	13	1,842	1,938	(5)
Total Coal	373	431	(13)	736	744	(1)	1,973	1,726	14

Automotive	74	45	64	170	95	79	2,297	2,111	9

Other	-	-	-	64	63	2	-	-	-
Total Rail	986	979	1	2,168	1,977	10	2,199	2,019	9

Domestic	281	254	11	217	184	18	772	724	7
International	219	186	18	102	83	23	466	446	4
Other	-	-	-	4	3	33	-	-	-
Total Intermodal	500	440	14	323	270	20	646	614	5

Total	1,486	1,419	5%	$2,491	$2,247	11%	$1,676	$1,584	6%

CSX Corporation

REVENUE

CSX first quarter results reflect strong year-over-year volume and revenue growth as a result of the gradual and steady growth in the economy as compared to the level of economic activity last year.  The greatest volume increases occurred in the automotive, phosphates, metals, and intermodal markets.  Ongoing yield management initiatives and higher fuel recovery associated with the increase in fuel prices drove revenue-per-unit increases in most markets.  These gains more than offset continued weakness in utility coal and construction related markets.

Rail

Merchandise

Chemicals – Volume growth was primarily driven by increased shipments of plastics due to the improvement in demand from the automotive and consumer goods markets, and by growth in shipments of fractionating sand used in natural gas drilling.

Emerging Markets, Forest Products, and Food and Consumer – Volume weakness in building products, appliances, aggregates (which include crushed stone, sand and gravel) was due to the continued softness in residential construction.

Agricultural Products - Volume growth was due to increased shipments of feed ingredients to export markets, driven by greater global demand for meat products.  In addition, domestic volume increased as a result of continued growth in the ethanol market.

Metals – Strong volume growth was driven by rebounding steel consumption consistent with the ongoing economic recovery.  Improving demand from automotive and energy markets, combined with low inventories pushed domestic steel production higher.

Phosphates and Fertilizers – Significant volume growth occurred in the quarter with increased production to meet both export and domestic demand as buyers rebuilt inventories of fertilizer in anticipation of the spring planting season.

Coal

Revenue and volume declines were driven by lower shipments to utility customers as a result of continued high stockpile levels.  This decline was partially offset by growth in the export market due to greater Chinese demand for U.S. metallurgical coal.  The increase in revenue per unit was driven by improved yield, longer length of haul, and higher fuel recovery.

Automotive

Strong volume and revenue growth was due to a significant increase in North American light vehicle production driven by an increase in automotive sales.

Intermodal

Domestic – Volume growth was driven by continued strength in truckload conversions and expanded service offerings. Revenue per unit was higher due to increased fuel recovery and a modestly improved competitive truck pricing environment.

International – Volume increased as U.S. inventory replenishments and improving U.S. exports drove significant growth compared to depressed prior year volume.  Revenue per unit was higher due to increased fuel recovery and contract price increases.

CSX Corporation

EXPENSE

Expenses increased $132 million from last year’s quarter.  Significant variances are described below.

Labor and Fringe expense increased $67 million.  This increase was driven by higher incentive compensation, inflation, and several other items.  These increases were partially offset by lower staffing levels.

Materials, Supplies and Other expense decreased $24 million.  This decrease was primarily driven by insurance and legal recoveries in addition to ongoing benefits from safety improvements.

Fuel expense increased $92 million primarily due to higher prices.

Depreciation expense increased $5 million due to a larger asset base related to higher capital spending, partially offset by lower depreciation rates resulting from the previous periodic review of asset useful lives.

Equipment and Other Rents expense decreased $13 million primarily due to current quarter’s cost savings associated with improved asset utilization and higher prior year settlement expenses with other railroads. These decreases were partially offset by increased rents due to higher volume.

Inland Transportation expense increased $5 million primarily due to higher foreign linehaul traffic from increased intermodal volumes.

EMPLOYEE COUNTS (Estimated)

				2010				2009
	Jan	Feb	Mar	Q1	Jan	Feb	Mar	Q1	Average
	2010	2010	2010	Average	2009	2009	2009	Average	Change
Rail	27,639	27,749	28,101	27,830	30,347	29,444	29,038	29,610	(1,780)
Intermodal	877	881	879	879	964	952	943	953	(74)
Technology, Corporate, and Other	589	604	610	601	609	612	614	612	(11)
Total	29,105	29,234	29,590	29,310	31,920	31,008	30,595	31,175	(1,865)

FUEL STATISTICS
	Quarters Ended
	Mar. 26,	Mar. 27,
	2010	2009	Change
Estimated Locomotive Fuel Consumption (Millions of gallons)	120.9	119.6	(1.3)
Price Per Gallon (Dollars)	$2.11	$1.39	$(0.72)
Total Locomotive Fuel Expense (Dollars in millions)	$255	$166	$(89)
Total Non-Locomotive Fuel Expense (Dollars in millions)	28	25	(3)
Total Fuel Expense (Dollars in millions)	$283	$191	$(92)

OTHER INCOME – NET (Unaudited)

The Company derives income from items that are not considered operating activities.  Income from these items is reported net of related expense.  Miscellaneous income (expense) includes equity earnings or losses, investment gains and losses, and other non-operating activities, which can be income or expense.  Other income – net consisted of the following:

	Quarters Ended
	Mar. 26,	Mar. 27,
(Dollars in Millions)	2010	2009	$ Change
Interest Income	$1	$4	$(3)
Income from Real Estate Operations	7	1	6
Miscellaneous Income (Expense)	3	(2)	5
Total Other Income - Net	$11	$3	$8

CSX Corporation

RAIL OPERATING STATISTICS (Estimated)

	Quarters Ended
	Mar. 26,	Mar. 27,	Improvement
Coal (Millions of Tons)	2010	2009	(Decline) %
Domestic
Utility	29.8	37.0	(19)%
Other	2.5	2.7	(7)
Total Domestic	32.3	39.7	(19)
Export	7.4	6.1	21
Total Coal	39.7	45.8	(13)
Coke and Iron Ore	1.7	1.2	42
Total Coal, Coke and Iron Ore	41.4	47.0	(12)%

Revenue Ton-Miles (Billions)
Merchandise	29.6	27.8	6%
Coal	19.0	20.5	(7)
Automotive	1.3	0.8	63
Intermodal	4.4	4.0	10
Total	54.3	53.1	2%

Gross Ton-Miles (Billions)
Total Gross Ton-Miles	100.3	95.7	5%
(Excludes locomotive gross ton-miles)

Safety and Service Measurements
FRA Personal Injuries Frequency Index	0.81	1.30	38%
Number of FRA-reportable injuries per 200,000 man-hours
FRA Train Accident Rate	3.13	3.62	14%
Number of FRA-reportable train accidents per million train miles

On-Time Train Originations	69%	83%	(17)%
On-Time Destination Arrivals	67%	79%	(15)%

Dwell (Hours)	25.8	24.1	(7)%
Cars-On-Line	214,845	218,863	2%

Train Velocity (Miles per hour)	20.9	21.6	(3)%

Resources			Decrease %
Route Miles	21,189	21,178	-%
Locomotives (Owned and long-term leased)	4,067	4,129	(2)%
Freight Cars (Owned and long-term leased)	82,452	90,027	(8)%

CSX Rail Network

Syracuse
Selkirk
Buffalo
Detroit
Walbridge
Chicago
Stanley
Cleveland
Willard
Greenwich
Cumberland
Curtis Bay
Locust Point
Columbus
Avon
Cincinnati
Russell
Richmond
Evansville
Louisville
Erwin
Rocky Mount
Nashville
Hamlet
Florence
Atlanta
Birmingham
Charleston
E. Savannah
Montgomery
Waycross
Baldwin
Mobile
Jacksonville
New Orleans
Tampa
Major Terminals
Coal Network
I-90 Corridor
I-95 Corridor
Southeastern Corridor
CSX Rail Network